EXHIBIT 99.1

FORM OF LETTER OF TRANSMITTAL

Letter of Election and Transmittal

to

Exchange Units of Class A Limited Partner Interests

of

The Jones Financial Companies, L.L.L.P.

Pursuant to Prospectus Dated September 8, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

ST. LOUIS CITY TIME, ON DECEMBER 28, 2026 UNLESS THE EXCHANGE OFFER IS EXTENDED

The Exchange Agent for the Exchange Offer is:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

Delivery of this Letter of Election and Transmittal (“Letter of Transmittal”) and the Class B Limited Partner Subscription Agreement (as described in the Offering Documents, the “Subscription Agreement”) other than (i) to an address as set forth above, (ii) via the online portal website provided by The Jones Financial Companies, L.L.L.P. (the “Partnership”) for active associates participating in the Exchange Offer (the “Associate Website”), (iii) via the online portal website provided by the Partnership for retirees and associates on leave of absence participating in the Exchange Offer (the “Retiree/LOA Website”) or (iv) via other electronic means accepted in writing by the Partnership, will not constitute a valid delivery to the Exchange Agent or to the Partnership. You must sign this Letter of Transmittal in the appropriate space provided below. In addition, to validly tender units of Class A Limited Partner Interests (the “Class A Interests”), including the related capital contribution of such Class A Limited Partner (the “Class A LP Capital”), in the Exchange Offer, the holder of such Class A Interests must also execute and deliver the Subscription Agreement and the Power of Attorney appended thereto (collectively with this Letter of Transmittal, the “Exchange Documents”).

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed (including with regard to the conditions under which partial exchanges of Class A Interests will be accepted by the Partnership).

Each unit of Class A Interest of the Partnership has a designated Class A LP Capital of $1,000.00.

DESCRIPTION OF CLASS A LP CAPITAL EXCHANGED (See Instruction 6)

INFORMATION ON FILE
Legal Name: Employee ID: Email:

CLASS A LP CAPITAL EXCHANGE DETAILS
Total of all Class A LP Capital currently Owned: Total of Class A LP Capital to be Exchanged: Total of Class A LP Capital to be Retained:	$ $ $

ELECTION

(See Instructions 1 and 2)

☐ Check here to participate in the Exchange Offer and indicate the applicable amount of Class A LP Capital for the Class A Interests in the Partnership to be exchanged into units of Class B Limited Partner Interests (the “Class B Interests”) with the same related Class B Limited Partner Capital (the “Class B LP Capital”), in accordance with the terms and conditions of the Exchange Offer set forth in the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) on August 25, 2026 for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO that has been filed by the Partnership with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”). If no Class A LP Capital for the Class A Interests to be exchanged is indicated below, then all Class A LP Capital related to all Class A Interests held by you will be exchanged for Class B Interests with the same total Class B LP Capital.

Total Class A LP Capital for the Class A Interests to Be Exchanged:_________________________________________________

IMPORTANT LIMITED PARTNER: SIGN HERE IF AN INDIVIDUAL: Name of Individual: _ (Signature) IF A TRUST: Name of Trust:
(Signature of Trustee) INFORMATION ON FILE Legal Name:_______________________________________________________________________________________________ Employee ID:

TIME IS CRITICAL. IF YOU INTEND TO PARTICIPATE IN THE EXCHANGE OFFER, PLEASE COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL, THE SUBSCRIPTION AGREEMENT, INCLUDING THE POWER OF ATTORNEY APPENDED THERETO, AND ANY OTHER REQUIRED DOCUMENTS THAT ARE DESCRIBED HEREIN AS SOON AS POSSIBLE.

Ladies and Gentlemen:

The undersigned hereby elects to exchange, pursuant to the terms and conditions of the exchange offer (the “Exchange Offer”) set forth in the Registration Statement on Form S-4 filed by the Partnership with the United States Securities and Exchange Commission (the “SEC”) on August 25, 2026 for the Exchange Offer (the “Form S-4”), the prospectus forming a part thereof (the “Prospectus”) and the Schedule TO that has been filed by the Partnership with the SEC in connection with the Exchange Offer (the “Schedule TO” and collectively with the Form S-4 and the Prospectus, as the same may be amended, supplemented or otherwise modified, the “Offering Documents”), the applicable capital contribution amount of Class A Limited Partner Capital (the “Class A LP Capital”) for the units of Class A Limited Partner Interests (each such unit of Class A Limited Partner Interest is referred to herein as a “Class A Interest,” and collectively, such units of Class A Limited Partner Interests are referred to herein as “Class A Interests”) of The Jones Financial Companies, L.L.L.P. (the “Partnership”) indicated in this Letter of Transmittal, for one unit of Class B Limited Partner Interest of the Partnership (each such unit of Class B Limited Partner Interest is referred to herein as a “Class B Interest,” and collectively, such units of Class B Limited Partner Interests are referred to herein as “Class B Interests”) with an equal capital contribution amount of Class B Limited Partner Capital (the “Class B LP Capital”). Each Class A Interest and Class B Interest of the Partnership has a designated Class A LP Capital and Class B LP Capital, respectively, of $1,000.00.

As a condition to participating in the Exchange Offer, the Exchanging Limited Partner must execute and deliver the Exchange Documents.

Receipt of the Offering Documents, the Partnership Agreement (as defined in the Subscription Agreement) and the Exchange Documents is hereby acknowledged. The undersigned elects to have all or a portion of its Class A Interests exchanged pursuant to the Exchange Offer. If you fail to fully complete, execute and return this Letter of Transmittal, you will be deemed to have made no election to participate in the Exchange Offer.

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance by the Partnership of the Class A Interests exchanged herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to or upon the order of all right, title and interest in and to all of the Class A Interests and related Class A LP Capital being exchanged hereby, and all associated rights, allocations and distributions (collectively, “Distributions”) and irrevocably constitutes and appoints The Jones Financial Companies, L.L.L.P. (the “Exchange Agent”) and the Partnership, as the true and lawful agents and attorneys-in-fact of the undersigned with respect to such Class A Interests (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Class A Interests (and any and all Distributions) on the account books maintained by the Partnership, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Partnership, (ii) present such Class A Interests (and any and all Distributions) for transfer on the books of the Partnership, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Interests (and any and all Distributions), all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Class A Interests exchanged hereby and all Distributions and that, when the same are accepted for exchange by the Partnership, the Partnership will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned acknowledges that (a) all validly tendered Class A Interests will be accepted, wherever undersigned may be located; and (b) the Partnership has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange the Class A Interests in that country.

The undersigned further acknowledges that the Partnership may contact the undersigned to request documentation or other evidence reasonably satisfactory to the Partnership that the Exchange Documents were in fact properly completed and that the representations and warranties made by the undersigned therein are true and correct. The undersigned hereby agrees to promptly respond to any such request with the requested evidence.

The undersigned also understands that pending the completion of the Exchange Offer, the undersigned may not and shall not sell or otherwise transfer the Class A Interests unless the Exchange Offer is terminated or the undersigned properly withdraws the Class A Interests prior to the Expiration Date in compliance with the instructions included herein and in the Prospectus and such sale or transfer is in compliance with all terms and conditions of the Partnership Agreement (as defined in the Subscription Agreement).

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the Class A Interests exchanged hereby and all Distributions.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity, dissolution or termination of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this exchange is irrevocable.

The undersigned understands that the valid exchange of the Class A Interests pursuant to any one of the procedures described in “The Exchange Offer— Procedures for Tendering Class A Interests” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and the Partnership upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Offering Documents, the Partnership may not be required to accept for exchange any of the Class A Interests exchanged hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Requirements of Exchange. This Letter of Transmittal properly completed and duly executed and any other documents required by this Letter of Transmittal and the Offering Documents, including the other Exchange Documents, must be received by the Exchange Agent prior to the Expiration Date.

The method of delivery of the Exchange Documents and all other required documents is at the option and the risk of the exchanging limited partner and the delivery will be deemed made only when actually received by the Exchange Agent.

THE EXCHANGE DOCUMENTS AND ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY 11:59 P.M. ST. LOUIS CITY TIME ON THE EXPIRATION DATE OF THE EXCHANGE OFFER.

No alternative, conditional or contingent exchanges will be accepted. All or a portion of the applicable Class A Interests may be exchanged; provided, that, the exchanged Class A LP Capital must be in increments of $100.00. All exchanging limited partners by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their Class A Interests for exchange.

2. Partial Exchanges. If a Class A Limited Partner wishes to exchange less than all of the Class A LP Capital held by them, they should specify the applicable portion of the Total Class A LP Capital that is to be exchanged in the column entitled “Total Class A LP Capital of Class A Interests to Be Exchanged” in the box entitled “Election” above. Unless otherwise specified in the box entitled “Election” above all Class A Interests and related Class A LP Capital held by a Class A Limited Partner will be deemed to have been exchanged.

Notwithstanding the foregoing, in order to do a partial exchange of Class A Interests (and not an exchange of all of your Class A Interests), the following conditions must be met:

•	you must hold at least $5,000.00 in Class A LP Capital (representing at least five units of Class A Interests) after the exchange; and

•	you must hold at least $5,000.00 in Class B LP Capital (representing at least five units of Class B Interests) after the exchange.

In addition to meeting these conditions, you may only exchange Class A Interests in $100.00 increments of Class A LP Capital.

Each Class A Interest and Class B Interest of the Partnership has a designated Class A LP Capital and Class B LP Capital, respectively of $1,000.00.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offering Documents and the Exchange Documents may be directed to the Information Agent at the address, email and telephone number set forth below.

4. Waiver of Conditions. Subject to the terms and conditions of the Exchange Offer, the Partnership reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Class A Interests and related Class A LP Capital exchanged.

5. Revocation or Change of Election. An election is irrevocable, except that Class A Interests and related Class A LP Capital tendered in the Exchange Offer may be withdrawn at any time prior to the Expiration Date by following the procedures set forth in the Offering Documents. In addition, you may change an election with respect to the Class A Interests and related Class A LP Capital tendered in the Exchange Offer by submitting a replacement of this document and any other documents required by the Exchange Offer, including the Subscription Agreement and the Power of Attorney appended thereto, prior to the expiration date of the Exchange Offer. In the event that you submit more than one Letter of Transmittal, the last submitted Letter of Transmittal executed by you and received by the Partnership prior to the expiration date of the Exchange Offer will govern your elections for the Exchange Offer.

6. Election Procedure. To properly complete the “Description of Class A LP Capital Exchanged” box you must include your name, related employment identification number and email under the heading “Information on File” and indicate the Total Class A LP Capital owned by you, the total Class A LP Capital you are electing to exchange and the total Class A LP Capital to be retained under the heading “Class A LP Capital Exchange Details.”

* * *

Questions and requests for assistance may be directed to the Information Agent at its address, email and telephone number set forth below. Requests for copies of the Offering Documents, the Exchange Documents and other Exchange Offer materials may also be directed to the Information Agent.

The Information Agent for the Exchange Offer is:

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, MO 63131

joneslp@edwardjones.com